As filed with the U.S. Securities and Exchange Commission on November 14, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Autolus Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	Not applicable
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

The MediaWorks

191 Wood Lane

White City

London W12 7FP

United Kingdom

Tel: +44 20 3829 6230

(Address of principal executive offices, including zip code)

Autolus Therapeutics plc 2018 Equity Incentive Plan

(Full titles of the plan)

Autolus Inc.

15810 Gaither Drive

Gaithersburg, Maryland 20877

Tel: +1 240 801 3830

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Christian E. Plaza Courtney T. Thorne Brian F. Leaf Cooley LLP One Freedom Square, Reston Town Center Reston, Virginia 20190-5640 +1 703 456 8000	Claire Keast-Butler Cooley (UK) LLP 22 Bishopsgate London EC2N 4BQ United Kingdom +44 20 7583 4055

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I

EXPLANATORY NOTE

The Registrant is filing this Registration Statement on Form S-8 for the purpose of registering an additional 10,644,770 ordinary shares represented by American Depositary Shares (“ADSs”) under the Autolus Therapeutics plc 2018 Equity Incentive Plan (the “Plan”), pursuant to the provisions of the Plan, which provides for an annual automatic increase in the number of ordinary shares represented by ADSs reserved for issuance under the Plan. Such ADSs represent the increase that occurred on October 1, 2024, and are being registered in addition to the ADSs for which registration statements on Form S-8 (File No. 333-226457), Form S-8 (File No. 333-273776) and Form S-8 (File No. 333-275301) were filed with the Commission on July 31, 2018, August 7, 2023, and November 3, 2023, respectively (the “Prior Registration Statements”). Accordingly, the contents of the Prior Registration Statements are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

In accordance with the instructional note to Part I of Form S-8, the information specified by Part I of the Form S-8 has been omitted from this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the U.S. Securities and Exchange Commission (the “Commission”) by Autolus Therapeutics plc (the “Registrant”) are hereby incorporated by reference into this Registration Statement:

(a) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 21, 2024;

(b) the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September  30, 2024, filed with the Commission on May  17, 2024, August  8, 2024 and November 12, 2024, respectively;

(c) the Registrant’s Reports on Form 8-K furnished to the SEC on January 10, 2024 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto), February 8, 2024 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto), February 8, 2024 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto), March 14, 2024 (except for the information furnished under Items 2.02 and 7.01 and exhibits 99.1 and 99.2 thereto), March  21, 2024, April  1, 2024 (except for the information furnished under Item 7.01 and exhibit 99.1 thereto), June 5, 2024 (except for the information furnished under exhibits 99.1, 99.2 and 99.3 thereto), June  28, 2024, September  13, 2024, September 19, 2024 (except for the information furnished under exhibit 99.1 thereto) including the exhibits thereto, and November 12, 2024 (except for the information furnished under Item 7.01 and exhibits 99.1 and 99.2 thereto); and

(d) the descriptions of the Registrant’s American Depositary Shares and Ordinary Shares contained in the Registrant’s Registration Statement on Form 8-A filed on June 19, 2018 (File No. 001-38547) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s securities registered pursuant to Section 12 of the Exchange Act contained in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as to specific section of such statements as set forth therein.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date

4.1	Articles of Association of Autolus Therapeutics plc.	Form F-1/A	333-224720	3.1	6/19/18

4.2	Deposit Agreement by and among the registrant, Citibank, N.A., as the Depositary bank and the holders and beneficial owners of American Depositary Shares issued thereunder.	Form 20-F	001-38547	2.1	2/25/19

4.3	Form of American Depositary Receipt (included in Exhibit 4.2).	Form 20-F	001-38547	2.1	2/25/19

5.1*	Opinion of Cooley (UK) LLP.

23.1*	Consent of Ernst & Young LLP.

23.2*	Consent of Cooley (UK) LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Autolus Therapeutics plc 2018 Equity Incentive Plan.	Form F-1/A	333-224720	10.3	6/19/18

99.2	Non-Employee Sub-Plan to the Autolus Therapeutics plc 2018 Equity Incentive Plan.	Form F-1/A	333-224720	10.4	6/19/18

107*	Filing Fee Table.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 14th day of November, 2024.

AUTOLUS THERAPEUTICS PLC

By:	/s/ Christian Itin
Christian Itin
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Christian Itin and Alex Driggs, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective on filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

s/ Christian Itin, Ph.D. Christian Itin, Ph.D.	Chief Executive Officer and Director (Principal Executive Officer)	November 14, 2024

/s/ Robert F. Dolski Robert F. Dolski	Chief Financial Officer (Principal Financial Officer)	November 14, 2024

/s/ Andrew Mercieca Andrew Mercieca	Chief Accounting Officer (Principal Accounting Officer)	November 14, 2024

/s/ Michael Bonney Michael Bonney	Director and Chairman of the Board	November 14, 2024

/s/ Robert Azelby Robert Azelby	Director	November 14, 2024

/s/ Joseph Anderson, Ph.D. Joseph Anderson, Ph.D.	Director	November 14, 2024

/s/ Linda Bain Linda Bain	Director	November 14, 2024

/s/ John Berriman John Berriman	Director	November 14, 2024

/s/ Cynthia Butitta Cynthia Butitta	Director	November 14, 2024

/s/ Robert Iannone, M.D., M.S.C.E. Robert Iannone, M.D., M.S.C.E.	Director	November 14, 2024

/s/ Elisabeth Leiderman, M.D. Elisabeth Leiderman, M.D.	Director	November 14, 2024

/s/ Martin Murphy, Ph.D. Martin Murphy, Ph.D.	Director	November 14, 2024

/s/ Ravi Rao, M.D. Ravi Rao, M.D.	Director	November 14, 2024

/s/ William Young, Ph.D. William Young, Ph.D.	Director	November 14, 2024

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Autolus Therapeutics plc has signed this Registration Statement on the 14th day of November 2024.

AUTOLUS INC.

By:	/s/ Christian Itin
Name:	Christian Itin
Title:	Chief Executive Officer